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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      DAIRY MART CONVENIENCE STORES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                               [Dairy Mart Logo]

                      DAIRY MART CONVENIENCE STORES, INC.
          ONE DAIRY MART WAY, 300 EXECUTIVE PARKWAY WEST, HUDSON, OHIO

DEAR DAIRY MART SHAREHOLDER:


     You are cordially invited to attend the Special Meeting of Shareholders of Dairy Mart Convenience Stores, Inc. (the "Company") to be held at 10:00 a.m. (Eastern Standard Time) on Tuesday, February 8, 2000, at Dairy Mart Convenience Stores, Inc., One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio. At the Special Meeting, you will be asked to vote on a proposal to amend the Restated Certificate of Incorporation of the Company. If the proposal is approved, the amendment will (a) reclassify each issued share of Class A Common Stock into one share of a new, single class of Common Stock, (b) reclassify each issued share of Class B Common Stock into 1.1 shares of the new, single class of Common Stock and (c) provide each share of the new Common Stock with one vote on all matters. Accordingly, the amendment will substantially reduce the voting power of the holders of the Class B Common Stock, but will also provide them an economic premium.


     The Board of Directors and a special committee thereof have unanimously approved the proposal to amend the Restated Certificate of Incorporation. The Board of Directors recommends that you vote "FOR" this proposal.

     Whether or not you plan to attend the Special Meeting, it is important that your shares are represented. Therefore, we request that you sign, date and return the enclosed proxy card, even if you plan to attend the Special Meeting.

                                         Sincerely yours,

                                         Dairy Mart Convenience Stores, Inc.

                                         Robert B. Stein, Jr.
                                         Chairman of the Board, President and
                                         Chief Executive Officer


January 6, 2000

                      DAIRY MART CONVENIENCE STORES, INC.
                                ---------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON FEBRUARY 8, 2000
                                ---------------

     Notice is hereby given that a Special Meeting of Shareholders of Dairy Mart Convenience Stores, Inc. will be held at the Company's offices, One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio, on Tuesday, February 8, 2000, at 10:00 A.M. (Eastern Standard Time), for the following purposes:

     1. To consider a proposal to amend the Restated Certificate of Incorporation to reclassify the Company's Class A Common Stock and Class B Common Stock into a new, single class of common stock; and

     2. To transact such other business as may properly come before the special meeting or any adjournments thereof.

     Only shareholders of record at the close of business on January 3, 2000, are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof.

                                         By Order of the Board of Directors

                                         Robert B. Stein, Jr.,
                                         Chairman of the Board, President and
                                         Chief Executive Officer

January 6, 2000

YOU ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. IF YOU ARE UNABLE TO ATTEND IN PERSON, WE RESPECTFULLY URGE YOU TO EXECUTE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. IF YOU EXECUTE A PROXY, YOU MAY NEVERTHELESS ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
SOLICITATION OF PROXIES.....................................      1
VOTING RIGHTS...............................................      1
PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF
  INCORPORATION.............................................      3
  Background of Amendment...................................      3
  Primary Effects and Consequences of the Amendment on the
     Company's Capitalization...............................      4
  Effects on Derivative Litigation..........................      5
  Reasons for, Advantages of and Possible Disadvantages of
     the Amendment..........................................      6
  Financial Advisor's Opinion...............................      8
  Interests in Certain Persons..............................     11
  Comparison of Capital Stock Before and After Amendment....     12
  Impact of Amendment on Listing and the American Stock
     Exchange, the Operations and Capitalization............     13
  Beneficial Ownership......................................     14
  Federal Tax Consequences..................................     18
  Effective Time; Exchange of Certificates; Fractional
     Shares.................................................     19
  Recommendation of the Board of Directors..................     20
SHAREHOLDER PROPOSALS.......................................     20

ANNEX A -- FORM OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION ANNEX B -- OPINION OF FINANCIAL ADVISOR

                      DAIRY MART CONVENIENCE STORES, INC.
                                PROXY STATEMENT

                            SOLICITATION OF PROXIES


     The accompanying proxy is solicited by the Board of Directors of Dairy Mart Convenience Stores, Inc., One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio 44236, for use at the Special Meeting of Shareholders to be held on Tuesday, February 8, 2000, and at any and all adjournments or postponements thereof. The cost of preparing, assembling and mailing this Proxy Statement is being borne by the Company. Directors, officers and some employees of the Company may solicit proxies personally or by telephone, without additional compensation. The Company may pay persons holding shares for others their expenses in sending these proxy materials to their principals. In addition, the Company has retained Corporate Investors Communications, Inc. to assist the Board of Directors in performing the ministerial tasks in connection with soliciting proxies for a fee of approximately $10,000, plus reasonable expenses. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about January 6, 2000.


     Outstanding shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), or Class B Common Stock, par value $.01 per share ("Class B Common Stock," and, together with the Class A Common Stock, the "Common Stock"), of the Company represented by properly executed proxies will be voted as directed on the proxy. Properly executed proxies containing no voting directions to the contrary will be voted for the proposal to amend the Company's Restated Certificate of Incorporation (the "Existing Certificate of Incorporation") as described below under "Proposal to Amend the Company's Restated Certificate of Incorporation." A proxy may be revoked at any time before it is voted at the Special Meeting by notifying the Chief Financial Officer of the Company in writing at the address set forth above, by submitting a properly executed proxy bearing a later date, or by revoking the proxy at the Special Meeting. Attendance at the Special Meeting will not by itself operate to revoke a proxy.

                                 VOTING RIGHTS


     The Board of Directors has fixed the close of business on January 3, 2000, as the record date for the determination of shareholders entitled to notice of the Special Meeting, and only shareholders of record on that date will be entitled to vote at the Special Meeting. As of that date, 3,307,730 shares of Class A Common Stock were issued and outstanding and 1,439,680 shares of Class B Common Stock were issued and outstanding. The Company's Existing Certificate of Incorporation provides that holders of both classes of Common Stock vote or consent as a single class on all matters, with each share of Class B Common Stock having one vote per share and each share of Class A Common Stock having 1/10 of a vote per share, except with respect to the election of directors and except as required by the Delaware General Corporation Law ("DGCL"). When the holders of Class A Common Stock or the holders of the Class B Common Stock are each entitled to vote as a separate class, each share of that class of Common Stock is entitled to one vote.


     Under the DGCL and the Company's Bylaws, the presence in person or by proxy of the holders of a majority of the voting power of both classes of Common Stock entitled to vote at the Special Meeting is necessary for a quorum to transact business at the Special Meeting. In addition, because each class of Common Stock is also entitled to vote separately on the proposal to amend the Company's Existing Certificate of Incorporation, the presence in person or by proxy of the holders of 1/3 of the shares of each class of Common Stock is also necessary for a quorum to transact such business at the Special Meeting. The Company intends to appoint one or more persons to act as inspectors of elections at the Special Meeting who will be responsible for counting the votes.

     In order for the proposal to amend the Existing Certificate of Incorporation to be adopted, it must be approved at the Special Meeting by:

     - holders holding a majority of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class,

     - holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, and

     - holders of a majority of outstanding shares of the Class B Common Stock, voting as a separate class.

     You may vote "FOR," "AGAINST," or "ABSTAIN" on the proposal to amend the Existing Certificate of Incorporation. If you "ABSTAIN" from voting on the proposal, it has the same effect as a vote "AGAINST" the proposal. If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote "FOR" the proposal.


     If your shares are held in street name, your brokerage firm will not be able to vote your shares on the proposal unless you have granted your brokerage firm discretionary authority over your account. Brokerage firms have authority under certain circumstances to vote customers' unvoted shares on "routine" matters, including election of directors. Approval of the proposal is not a "routine" matter; therefore, unless you have provided your brokerage firm discretionary authority over your account, your brokerage firm cannot vote your shares. Under the requirements to approve the proposal, the non-votes of these shares will have the same effect as votes "AGAINST" the proposal.


     Under the DGCL and the Existing Certificate of Incorporation, holders of the Class A Common Stock and Class B Common Stock have no appraisal rights in connection with the proposal to amend the Existing Certificate of Incorporation.

     The Company is not aware of any matters other than those set forth in this Proxy Statement or referred to in the accompanying Notice of Special Meeting of Shareholders that will be presented at the Special Meeting. However, if any other matters should properly come before the meeting, it is intended that proxies will be voted thereon in accordance with the best judgment of the person or persons voting such proxies.

                        PROPOSAL TO AMEND THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has unanimously approved the proposal to amend the Existing Certificate of Incorporation (the "Amendment") which, if approved, would eliminate the Company's two classes of Common Stock and reclassify the Class A Common Stock and the Class B Common Stock into a new, single class of common stock, $.01 par value, of the Company (the "New Common Stock"). THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT.

BACKGROUND OF AMENDMENT

     The Company has had two classes of common stock since 1985 when its outstanding shares of common stock became the shares of Class B Common Stock and the Company issued shares of Class A Common Stock in connection with its acquisition of The Lawson Company. At various times since 1995, the Board of Directors has discussed the possibility and advisability of collapsing or reclassifying the two classes of Common Stock into one class. No formal proposal to reclassify the two classes of Common Stock and no specific reclassification plan was considered by the Board of Directors until August 1999, when the Board of Directors began to consider the reclassification again in connection with settlement discussions relating to the derivative litigation filed against the Company and certain of its current and former directors in 1995. For a more complete discussion of the litigation and the terms of the settlement, see "Effects on Derivative Litigation."

     On June 24, 1999, the Board of Directors established a Special Committee comprised solely of outside directors who were not defendants in the litigation to assess the advisability of settlement offers (the "Special Committee"). The members of the Special Committee are Albert T. Adams, J. Kermit Birchfield, Jr. and William A. Foley. On September 28, 1999, the Special Committee retained Allen & Company Incorporated ("Allen") to advise it with respect to the advisability of eliminating the two classes of Common Stock and, if necessary, regarding the fairness of the reclassification to the holders of the Class A Common Stock and the holders of the Class B Common Stock from a financial point of view.

     On October 6, 1999, the Special Committee met to consider the terms of a proposed settlement and whether the reclassification of the two classes of Common Stock into the New Common Stock was advisable. At the meeting of the Special Committee, Allen made a presentation and identified reasons for and against proceeding with a reclassification of the two classes of Common Stock into the New Common Stock. Following the Special Committee meeting, the Board of Directors met to consider the same matters and Allen provided its presentation again to the Board of Directors. Based on the presentations and advice of Allen, the Special Committee and the Board of Directors concluded that a reclassification of the Common Stock would be in the best interests of the holders of the Class A Common Stock and the holders of the Class B Common Stock.

     In the context of determining a premium, Allen advised the Special Committee and the Board of Directors that, although a premium for the holders of the Class B Common Stock would be appropriate, it should not reflect the full premium that a controlling shareholder may be able to obtain upon the sale of its controlling interest in the Company, since the holders of the Class B Common Stock are not selling their interest in the Company and no change of control is occurring in connection with the reclassification. Based on these factors and the advice of Allen, the Special Committee and the Board of Directors determined that, subject to receiving a fairness opinion from Allen, it would be in the best interest of the shareholders as a whole if each issued share of Class A Common Stock was reclassified into one share of

New Common Stock and each issued share of Class B Common Stock was reclassified into 1.1 shares of New Common Stock. Allen provided its oral opinion at the Board of Directors' meeting that the Exchange Ratios were fair to both classes of shareholders from a financial point of view.


     On November 23, 1999, Allen delivered its written opinion dated October 6, 1999 to the Special Committee. On December 16, 1999, the Board of Directors, upon the recommendation of the Special Committee and Allen, formally approved the Amendment that could effect the reclassification.



PRIMARY EFFECTS AND CONSEQUENCES OF THE AMENDMENT ON THE COMPANY'S
CAPITALIZATION


     If the Amendment is approved, it will have the following effects, among others, on the Company's capitalization and holders of both classes of Common
Stock:


     - EFFECTS ON NUMBER OF ISSUED SHARES OF COMMON STOCK. Each issued share of Class A Common Stock, including each treasury share, will be reclassified into one share of New Common Stock (the "A Exchange Ratio"). Each issued share of Class B Common Stock, including each treasury share, will be reclassified into 1.1 shares of New Common Stock, rounded to the nearest whole share (the "B Exchange Ratio" and, together with the A Exchange Ratio, the "Exchange Ratios"). As of October 31, 1999, 4,726,785 shares of Common Stock were outstanding, with holders of the Class A Common Stock owning 3,278,586, or 69.4%, of all the shares of both classes of Common Stock and holders of the Class B Common Stock owning 1,448,199, or 30.6%, of all the shares of both classes of Common Stock. After giving effect to the Amendment, as of October 31, 1999, there would be 4,871,605 shares of New Common Stock outstanding, with holders of the Class A Common Stock owning 3,278,586, or 67.3%, of all the shares of New Common Stock and holders of the Class B Common Stock owning 1,593,019, or 32.7%, of all the shares of the New Common Stock outstanding.


     - EFFECTS ON THE VOTING RIGHTS OF OUTSTANDING SHARES OF COMMON STOCK. As of October 31, 1999, (a) holders of the Class A Common Stock were entitled to cast 327,859 votes, or 18.5% of all the votes entitled to be cast, on all matters voted on as single class with holders of shares of the Class B Common Stock and were entitled to elect 25% of the directors, voting as a separate class from the holders of the Class B Common Stock and (b) holders of the Class B Common Stock were entitled to cast 1,448,199 votes, or 81.5% of all the votes entitled to be cast, on all matters voted on as a single class with holders of shares of Class A Common Stock and were entitled to elect 75% of the directors, voting as a separate class from the holders of the Class A Common Stock. After giving effect to the Amendment, as of October 31, 1999, the holders of the New Common Stock would be entitled to cast 4,871,605 votes on all matters as a single class, including the election of all of the directors, with holders of the Class A Common Stock entitled to cast 3,278,586 votes, or 67.3% of all the votes entitled to be cast, of the New Common Stock and with the holders of Class B Common Stock entitled to cast 1,593,019 votes, or 32.7% of all the votes entitled to be cast, of the New Common Stock. BASED ON THE AMENDMENT, AS OF OCTOBER 31, 1999, THE VOTING POWER OF THE HOLDERS OF THE B COMMON STOCK WOULD BE DECREASED FROM 81.5% TO 32.7%.

     - EFFECTS ON OPTIONS. The Board of Directors will cause (a) each option to purchase shares of Class A Common Stock to become an option to purchase the same number of shares of New Common Stock at the same exercise price and (b) each option to purchase shares of Class B Common Stock to become an option to purchase 1.1 shares of New Common Stock for each share of Class B Common Stock purchasable under such option at an exercise price to equal the original exercise price divided by the B Exchange Ratio (or 1.1). As of October 31, 1999, there were 864,875 options to purchase shares of Class A Common Stock outstanding at a weighted average exercise price of $3.78 and 162,500 options to purchase shares of Class B Common Stock outstanding at a weighted average exercise price of $4.25. After giving effect to the Amendment, as of October 31, 1999, there would be 1,043,625 options to purchase shares of New Common Stock at a weighted average exercise price of $3.79.

     - EFFECTS ON WARRANTS. Warrants to purchase, in the aggregate, 1,715,000 shares of Class A Common Stock at an exercise price of $5.45 (the "Warrants") will become Warrants to purchase 1,810,932 shares of New Common Stock at an exercise price of $5.16, as a result of anti-dilution terms provided for in the Warrants.


     - EFFECTS ON RIGHTS AGREEMENT. The Board of Directors will amend the Rights Agreement, dated January 19, 1996, between the Company and Fleet Bank, successor to The First National Bank of Boston (the "Rights Agreement") so that holders of shares of Common Stock that currently hold one right to purchase 1/100(th) of a share of Series A Junior Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") at $30 per 1/100(th) of a share of Series A Preferred Stock for each share of Common Stock they hold, will hold one right to purchase 1/100(th) of a share of Series A Preferred Stock at $30 per 1/100(th) of a share of Series A Preferred Stock for each share of New Common Stock they will hold.


EFFECTS ON DERIVATIVE LITIGATION

     If the Amendment is approved, it will satisfy a condition to the settlement of a derivative action that was filed against the Company and certain of its current and former directors in 1995. The derivative litigation is the consolidation of two actions filed in The Delaware Court of Chancery, New Castle County captioned Kahn v. Nirenberg, (C.A. No. 14893), and Uni-Marts, Inc. v. Stein, (C.A. No. 14713), that were later consolidated into the now pending action captioned In re Dairy Mart Convenience Stores, Inc., Derivative Litigation.

     In their complaints, the plaintiffs alleged, among other things that, in connection with the settlement of a dispute between Charles Nirenberg, a former director, officer and shareholder of the Company, and the Company's management with respect to control of the Company, the directors violated their fiduciary duty to the Company and its shareholders, violated provisions of Delaware corporate law and wasted corporate assets. The plaintiffs sought, among other things, a declaration that none of the shares of Class B Common Stock held by DM Associates Limited Partnership ("DM Associates") could be voted or counted for quorum purposes in any vote of the shareholders of the Company. DM Associates owns approximately 44% of the outstanding shares of Class B Common Stock and except for certain veto rights of HNB Investment Corp. ("HNB"), a limited partner of DM Associates, is controlled by its general partner, DM Management Associates I ("DM I"). Robert B. Stein, Jr., the Chairman of the Board and Chief Executive Officer, and Gregory G. Landry, a director and Chief Financial Officer, each own 50% of the interests of DM I. See "Beneficial Ownership, Note 1."

     On August 9, 1996, the Court granted in part and denied in part the defendants' motions to dismiss. The Court held that the plaintiffs failed to state (a) a claim for waste, (b) a claim that the defendants did not make adequate disclosure in connection with the transaction, and (c) any claim under the DGCL. The Court, however, did not dismiss certain claims for breaches of fiduciary duty.

     On May 24, 1999, the court denied cross-motions for summary judgment filed by both plaintiffs and the director-defendants. In doing so, the court stated that the director-defendants would have the burden at trial of proving the entire fairness of the transaction with Mr. Nirenberg.

     On July 27, 1999, a three-day bench trial commenced with respect to the breach of fiduciary duty claims. After the trial, during the pendency of post-trial briefing, the plaintiffs approached the defendants with a proposal to resolve the litigation on terms the defendant-directors believed would be advantageous to the Company. In mid-September 1999, a Memorandum of Understanding was proposed that outlined the terms of a settlement between the plaintiffs and the defendants, which, among other things, required that the Company reclassify its Common Stock into a new, single class of common stock as an alternative to the plaintiffs' effort to eliminate certain voting rights held by DM Associates. On November 8, 1999, the parties to the litigation executed a formal Stipulation of Settlement that included as a condition of the settlement that the reclassification be approved (the "Settlement Agreement"). Other material terms and conditions of the Settlement Agreement include the following.

     - The lawsuit will be dismissed.

     - The Company's insurance carrier will make a payment of $2,000,000 on behalf of the director-defendants to the Company, some or all of which is expected to be used by the Company to cover the fees and expenses, including attorneys' fees that were awarded to plaintiffs by the court.

     - The Company must hold its 2000 annual meeting of its shareholders on or before May 31, 2000.

     - Mr. Stein and Mr. Landry have agreed that, upon any event that would result in the disposition of their interests in DM I, including a liquidation of DM Associates, they will pay to the Company any proceeds generated upon such disposition, except each of them may retain 17.9% of the proceeds for himself.

     - All the defendant directors must vote any shares over which they have voting control "FOR" the Amendment. See "Interests in Certain Persons."

     On November 17, 1999, the Company's shareholders were sent the terms of the Settlement Agreement and were notified that the terms of the Settlement Agreement were scheduled for a court hearing and approval on December 13, 1999. On December 13, 1999, the court approved the terms of the Settlement Agreement.

REASONS FOR, ADVANTAGES OF AND POSSIBLE DISADVANTAGES OF THE AMENDMENT

     In determining whether to recommend and adopt the Amendment, the Special Committee and the Board of Directors, respectively, considered a number of factors, including the following:

     - The capital structure of the Company would be simplified and potential investor confusion and additional administrative expenses caused by the dual class structure would be eliminated.

     - Any negative impact on the market price of the Common Stock that results from having a dual class structure would be eliminated.

     - Liquidity, trading efficiencies and the investor base would potentially increase.

     - Any takeover premium would likely to be paid to all shareholders on a pro rata basis, rather than disproportionately to any controlling shareholders.

     - Voting rights of holders of Class A Common Stock and Class B Common Stock would be better aligned with their economic risk of ownership.

     - Flexibility to structure acquisitions and equity financings would likely increase.

     - Adopting the Amendment would eliminate the ongoing burden, expense and distraction caused by the litigation.

     - The American Stock Exchange favors one-vote, one-share common stock capitalization.

     - The reclassification is not expected to cause the shareholders to receive taxable income at the time of the reclassification.

     The Special Committee and Board of Directors also considered the following factors relating to the Exchange Ratio in connection with the recommendation and adoption of the Amendment:

     - The opinion of Allen that, based on the matters described in such opinion and as of the date of the opinion, the Exchange Ratios are fair to all the shareholders from a financial point of view.

     - The historical trading price of the Class A Common Stock compared to the historical trading price of the Class B Common Stock in relation to the Exchange Ratios used to reclassify the Class A Common Stock and the Class B Common Stock into New Common Stock.

     - The expectations of HNB, whose consent was required in order for DM Associates to vote "FOR" the proposal to amend the Existing Certificate of Incorporation, and the need to balance that expectation with the interests of the holders of the Class A Common Stock who are entitled to share pro rata in the assets of the Company with the holders of the Class B Common Stock.

     - Since the holders of the Class B Common Stock are not selling their shares of Class B Common Stock, the B Exchange Ratio is not intended to provide the holders of the Class B Shares the equivalent premium they may have been able to receive upon a sale of their shares that could have resulted in a change of control of the Company.

     - The price trading differentials between two classes of stock of other similarly situated companies in relation to the Exchange Ratios.

     The Board of Directors and Special Committee also considered the following factors, which the Board of Directors and Special Committee recognized as not being advantageous to adopting the Amendment:

     - The holders of shares of Class A Common Stock will experience book dilution of $0.09 per share as of October 30, 1999, resulting from the book value of a share decreasing from $1.48 per share to $1.39 per share.

     - The Company may be more vulnerable to hostile takeovers and changes of control through proxy solicitations, which could result in a sale of the Company without the Board of Directors being able to obtain an appropriate change-of-control premium.

     - The ability of holders of the Class B Common Stock to receive a control premium represented by their current ownership of Class B Common Stock has been substantially reduced.

     - The determination of the Exchange Ratios was based on a number of assumptions that were difficult to quantify, which results in uncertainty with respect to whether the B Exchange Ratio is an accurate reflection of the value of the voting rights that are being surrendered by the holders of the Class B Common Stock.

     - The Amendment may prohibit the Company from acquiring any other company or from being acquired by another company for two years in a transaction that qualifies for the "pooling-of-interest" method of accounting.

     The foregoing discussion of information and factors considered by the Board of Directors and the Special Committee is not intended to be exhaustive but includes all material factors considered by the Board of Directors and the Special Committee in making their decision. In view of the wide variety of factors considered by the Board of Directors and the Special Committee in connection with their evaluations of the Exchange Ratios and the complexity of those matters, the Board of Directors and the Special Committee did not consider it practicable to, nor did they attempt to, quantify, rank or otherwise assign relative weights to the specific factors they considered in reaching their decision to approve the Amendment, including the establishment of the Exchange Ratios. In considering the factors described above, individual members of the Board of Directors and the Special Committee may have given different weight to different factors. The Board of Directors and the Special Committee relied on the experience and expertise of their financial advisors for quantitative analysis of the Exchange Ratios. See "Financial Advisor's Opinion."

FINANCIAL ADVISOR'S OPINION

     The Special Committee retained Allen in September 1999 to act as its financial advisor and to render an opinion as to the fairness of a possible reclassification, from a financial point of view, to the holders of Class A Common Stock and Class B Common Stock. On October 6, 1999, representatives of Allen formally presented to the Special Committee and the Board of Directors its findings on the change to a new, single class of common stock. When determining whether to propose the Amendment, the Special Committee considered the analyses performed by Allen which are described below. Based upon Allen's analyses, the Special Committee set the Exchange Ratios. On October 6, 1999, Allen also orally advised the Special Committee that the Exchange Ratios were fair, from a financial point of view, to the holders of each of the Class A Common Stock and the Class B Common Stock. Allen has now delivered its written opinion, dated October 6, 1999, the full text of which is set forth in Annex B and sets forth certain assumptions made, certain procedures followed and certain matters considered by Allen. The Company's shareholders are urged to read the opinion carefully and in its entirety.

     Allen's opinion is directed only to the fairness, from a financial point of view, of the Amendment and Exchange Ratios to the holders of Class A Common Stock and Class B Common Stock and does not constitute a recommendation of the Amendment over other courses of action that may be available to the Company or constitute a recommendation to any of the Company's shareholders on how to vote with respect to the Amendment. In connection with its engagement, however, Allen has advised the Special Committee that a reclassification of the two classes of common stock into a single class of common stock is advisable. The summary of the opinion of Allen set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

     In arriving at its opinion, Allen:

     - reviewed and analyzed the Company's Forms 10-K for the fiscal years ended 1998 and 1999, the Company's Form 10-Q for the period ended July 31, 1999, the Company's Schedule 14A filed in connection with its Annual Meeting held on June 10, 1999 and the Company's Restated Certificate of Incorporation filed as an exhibit to the Company's 1998 Form 10-K;

     - reviewed and analyzed the public market prices and trading activity of the Class A Common Stock and Class B Common Stock;

     - reviewed and analyzed the public market prices and trading activity of the common stock of selected companies with two classes of publicly traded common stock;

     - reviewed and analyzed the terms of transactions in which two classes of common stock of public companies were converted into a single class of common stock;

     - reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were acquired;

     - analyzed the potential accretion or dilution to the earnings per share due to a reclassification transaction;

     - reviewed and analyzed premiums paid in relevant transactions in which the purchaser acquired a controlling share of a target company; and

     - conducted other financial analyses and investigations as Allen deemed necessary or appropriate for the purposes of the opinion expressed therein.

     Allen's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Allen's opinion does not imply any conclusion as to the likely trading range of the New Common Stock following the approval of the Amendment. This may vary depending on, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

     The following is the summary of the analyses Allen made while preparing its fairness opinion.

     ANALYSIS OF THE HISTORICAL TRADING ACTIVITY OF THE COMPANY'S COMMON STOCK. Allen analyzed the historical trading activity of the Class A Common Stock and Class B Common Stock. This included an examination of the average percentage by which the price per share of the Company's higher voting stock exceeded the price per share of the Company's lower voting stock (such percentage is referred to herein as the "Trading Premium;" a negative Trading Premium is sometimes referred to herein as the "Trading Discount") exhibited by the Company's stock based on daily closing prices over the five-year period from September 22, 1994 to September 16, 1999. The average Trading Discount for the past year was 1.8%; the average Trading Premium for the past three years was 0.3%; and the average Trading Premium for the past five years was 1.1%.

     ANALYSIS OF DUAL CLASS PUBLICLY TRADED COMPANIES. Allen identified and analyzed approximately 400 companies which, as of the time of the analysis, demonstrated two classes of publicly traded common stock with different voting rights ("Public Company Analysis"). Based upon a search of companies listed on the New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market an initial group of approximately 70 companies was identified (the "Comparable Companies"). For each of the Comparable Companies in the Public Company Analysis, Allen determined the Trading Premium or Trading Discount. The Trading Premiums for the Comparable Companies for the past one year had an average high of 27%, an average low of (-10%) and a total average Trading Premium of 4%. The Trading Premiums for the Comparable Companies for the past three years had an average high of 36%, an average low of (-13%) and a total average Trading Premium of 4%. The Trading Premiums for the Comparable Companies for the past five years had an average high of 39%, an average low of (-13%) and a total average Trading Premium of 5%. For most of the Comparable Companies, the trading volume of the higher voting stock was lower than the trading volume of the lower voting stock; the trading volume for the higher voting shares of Comparable Companies ranged from very few shares to over two times the volume of the lower voting stock.

     For the five-year period ended September 16, 1999, the average daily trading volume of the Company's Class A Common Stock was approximately 7,950 shares, and the average daily trading volume of the Company's Class B Common Stock was approximately 1,880 shares.

     ANALYSIS OF HISTORICAL RECLASSIFICATION TRANSACTIONS. Allen identified and analyzed 22 reclassification transactions occurring among publicly traded companies over the years 1989 to 1999 (the "Reclassification Transaction Analysis"). In each reclassification transaction, two classes of stock of a single company with differential voting rights were reclassified as a single class of common stock. For each of the companies identified for the Reclassification Transaction Analysis, Allen examined the number of new shares received in the reclassification for each share of the higher voting stock and the number of new shares received in the reclassification for each share of the lower voting stock (the ratio of new shares received per share of higher voting stock to the shares received per lower voting stock is referred to herein as the "Conversion Ratio"). Of the transactions examined in the Reclassification Transaction Analysis, 10 had a Conversion Ratio of 1:1 and no premium was paid to the higher voting stock. In the 12 other cases, a premium (e.g., additional stock, dividend payment, etc.) was granted to the higher voting class of common stock: in six transactions, the premiums ranged from 1% to 3%; in four transactions, the premiums ranged from 5% to 10%, and in the final two transactions, the premiums were 12% and 15%, respectively.

     ANALYSIS OF HISTORICAL ACQUISITIONS OF DUAL CLASS PUBLIC COMPANIES. Allen identified and analyzed 28 out of a larger population of acquisition transactions occurring between 1994 and 1999 or currently pending of companies with two classes of common stock with different voting rights ("Acquisition Transaction Analysis"). For each of the transactions in the Acquisition Transaction Analysis, the consideration paid to the holders of each class of stock was examined to determine the percentage by which the price per share paid to holders of higher voting shares exceeded the price per share paid to holders of lower voting shares (the "Transaction Premium"). Of the transactions examined, six demonstrated a Transaction Premium. In three transactions, the Transaction Premium ranged from 0.5% to 4%; in one transaction, the Transaction Premium was approximately 5%; and in two transactions, the Transaction Premiums were 9% and 10%, respectively.

     POTENTIAL EARNINGS DILUTION ANALYSIS. Allen performed an analysis of potential dilution to earnings per share of the Class A Common Stock and Class B Common Stock if the reclassification and conversion of shares were to occur at the Exchange Ratios. Since the Exchange Ratios are greater than 1:1 for the Class B Common Stock, the Amendment will be dilutive to the holders of Class A Common Stock.

     ANALYSIS OF PREMIUMS PAID FOR SIGNIFICANT OWNERSHIP PURCHASES. Allen reviewed over 500 transactions from 1997 to the present in which the target company had a maximum equity value of $100 million. Allen analyzed the premiums paid in these transactions for significant positions of equity ranging from 10% to 60%. The corresponding premiums ranged from less than 5% to as much as 35%.

     The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Allen believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analysis set forth in its opinion. Allen has not indicated that any of the analyses which it performed had a greater significance than any other.

     In determining the appropriate analyses to conduct and when performing those analyses, Allen made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of the Company. The analyses which Allen performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by the analyses. The analyses were prepared solely as part of Allen's analysis of the fairness, from a financial point of view, of the Amendment to the holders of the Class A Common Stock and the Class B Common Stock. The analyses are not appraisals and do not reflect the prices at which any securities may trade at the present time or at any time in the future.

     Allen is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with recapitalizations, mergers and acquisitions, negotiated underwriting, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Special Committee retained Allen based on such qualifications. In connection with its engagement, Allen was not retained to identify, analyze or otherwise pursue any possible transactions other than the Amendment, and Allen has not identified, analyzed or pursued any transactions other than the Amendment.

     The Special Committee entered into an engagement letter agreement with Allen as of September 28, 1999, in which Allen agreed to act as the Special Committee's financial advisor in connection with a possible reclassification and to render an opinion as to the fairness from a financial point of view of the Amendment to the holders of Class A Common Stock and the Class B Common Stock. Under the engagement letter, the Special Committee, on behalf of the Company, agreed that the Company will pay a fee of $300,000 to Allen. In addition, under the engagement letter, the Special Committee agreed that the Company will reimburse Allen for its travel and out-of-pocket expenses reasonably and actually incurred in connection with the performance of Allen's services under the engagement letter, including the reasonable fees and disbursements of its legal counsel, which legal fees and disbursements will not exceed $15,000 without the Special Committee's consent and to indemnify Allen against certain liabilities and expenses in connection with its engagement.

INTERESTS IN CERTAIN PERSONS

     Mr. Stein, Mr. Landry, Mr. Barrett and Mr. Everets, each a current director, are defendants in the derivative litigation. If the Amendment is approved and the Settlement is consummated, then the defendant-directors will be released from all claims against them and the Company's insurance carrier will make a payment of $2,000,000 on behalf of all the defendants in the action. As of October 31, 1999, the defendant-directors beneficially owned 686,868 shares and had voting control over 649,993 shares, or 44.9%, of the Class B Common Stock, beneficially owned 392,491 shares and had voting control over 38,741 shares, or 1.2%, of the Class A Common Stock and had voting control over 36.8% of the total voting power of both classes of Common Stock. The defendant-directors also hold options to purchase or have the right to receive 110,625 shares of Class B Common Stock at an average exercise price of $4.25 that are not deemed to be beneficially owned because they are subject to forfeiture. As part of the

Settlement, the defendant-directors have agreed to vote "FOR" the Amendment. The defendant-directors may have different interests from you in voting on the Amendment.

     As of October 31, 1999, the remaining directors, some of whom serve on the Special Committee, beneficially owned 5,750 shares and had voting control over 2,000 shares, or .1%, of the Class B Common Stock, beneficially owned 791,000 shares and had voting control over 12,000 shares, or .4%, of the Class A Common Stock and had voting control over .2% of the total voting power of both classes of Common Stock. The remaining directors are not required to vote "FOR" the Amendment, but have indicated that it is their intention to do so. The remaining directors may have different interests from you in voting on the Amendment.

COMPARISON OF CAPITAL STOCK BEFORE AND AFTER AMENDMENT

     The existing rights, powers and limitations of Class A Common Stock and Class B Common Stock are set forth in Article Fourth of the Existing Certificate of Incorporation. The rights, powers and limitations of the New Common Stock that will be issued pursuant to the Amendment will be set forth in the amended and restated Article Fourth of the Existing Certificate of Incorporation. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, the form of Amendment to the Existing Certificate of Incorporation set forth in Annex A hereto:

 COMPARISON OF CLASS A COMMON STOCK, CLASS B COMMON STOCK AND NEW COMMON STOCK


    RIGHT, POWER                CLASS A                    CLASS B                      NEW
    OR LIMITATION            COMMON STOCK               COMMON STOCK               COMMON STOCK
    -------------            ------------               ------------               ------------
Election of            - Holders entitled to      - Holders entitled to      - Holders entitled to
Directors:               elect 25% of the           elect the remaining        elect all the
                         directors (rounded to      directors not elected      directors.
                         the nearest whole          by holders of Class A
                         number).                   Common Stock.
Removal of Directors   - Holders entitled to      - Holders entitled to      - Holders entitled to
(to the extent           remove only directors      vote to remove only        remove all directors.
permitted under          elected by holders of      directors elected by
By-laws):                Class A Common Stock.      holders of Class B
                                                    Common Stock.
Class Voting:          - Holders vote together    - Holders vote together    - Holders vote as a
                         as a single class with     as a single class with     single class on all
                         holders of Class B         holders of Class A         matters.
                         Common Stock except for    Common Stock except for
                         election of directors      election of directors
                         and as provided under      and as provided under
                         Delaware law.              Delaware law.

    RIGHT, POWER                CLASS A                    CLASS B                      NEW
    OR LIMITATION            COMMON STOCK               COMMON STOCK               COMMON STOCK
    -------------            ------------               ------------               ------------
Number of Votes Per    - 1/10(th) of a vote per   - One vote per share.      - One vote per share.
Share:                   share when voting with
                         holders of Class B
                         Common Stock and one
                         vote per share when
                         voting as a separate
                         class.
Dividends and Stock    - Dividends payable or     - Dividends payable or     - Except as prohibited
Splits and               stock divisions or         stock divisions or         under Delaware law, no
Combinations:            combinations with          combinations with          prohibition on the
                         respect to shares of       respect to shares of       payment of dividends or
                         Class A Common Stock       Class B Common Stock       stock divisions or
                         must be made pro rata      must be made pro rata      combinations.
                         with shares of Class B     with shares of Class A
                         Common Stock.              Common Stock.
Liquidation:           - Participate pro rata     - Participate pro rata     - Participate with other
                         with the holders of        with the holders of        holders of New Common
                         Class B Common Stock.      Class A Common Stock.      Stock.

IMPACT OF AMENDMENT ON LISTING AND THE AMERICAN STOCK EXCHANGE, THE OPERATIONS AND CAPITALIZATION

     The shares of Class A Common Stock and Class B Common Stock are both quoted on the American Stock Exchange. After filing the Amendment with the State of Delaware, the shares of New Common Stock will be quoted on the American Stock Exchange.


     The Company expects that the Amendment will have no impact on operations of the Company. In addition, the Amendment involves no increase in the total number of shares of Common Stock authorized in the Existing Certificate of Incorporation. The Company currently has no plans to effect a secondary offering of shares of New Common Stock following adoption of the Amendment. However, the Amendment to the Existing Certificate of Incorporation will provide for sufficient authorized shares of New Common Stock such that the Board of Directors could effect such a secondary offering without seeking additional shareholder approval for such action.



     In addition to the effects on the outstanding shares of Common Stock described elsewhere in this Proxy Statement, the following action with respect to the Warrants, the option plans and related option agreements, and the Rights Agreement have been or will be taken:


     - The Company will notify the holders of the Warrants that their Warrants to purchase, in the aggregate, 1,715,000 shares of Class A Common Stock at an exercise price per share of $5.45 have become Warrants to purchase, in the aggregate, 1,810,932 shares of New Common Stock at an exercise price of $5.16.

     - The Board of Directors will cause each option to purchase shares of Class A Common Stock to become an option to purchase the same number of shares of New Common Stock at the same exercise price.

     - The Board of Directors will cause each option to purchase shares of Class B Common Stock to become an option to purchase 1.1 shares of New Common Stock for each share of Class B Common Stock purchasable upon exercise of the option at an exercise price equal to the existing exercise price per share divided by 1.1.

     - The Board of Directors will amend the Rights Agreement so that holders of shares of Common Stock that currently hold one right to purchase 1/100(th) of a share of Series A Preferred Stock at $30 per 1/100(th) of a share of Series A Preferred Stock for each share of Common Stock they hold, will hold one right to purchase 1/100(th) of a share of Series A Preferred Stock at $30 per 1/100(th) of a share of Series A Preferred Stock for each share of New Common Stock they will hold.

     - The Board of Directors will cause such other technical amendments to the Rights Agreement and option plans to be made to eliminate references to the Class A Common Stock and the Class B Common Stock and substitute therefor appropriate references to the New Common Stock, together with any other amendments to any of the foregoing that the Board of Directors considers are appropriate in connection with adopting the Amendment. In addition, the Board of Directors will cause the Rights Agreement to be amended to delete certain provisions that Delaware courts may deem unenforceable based on decisions by the Delaware courts that were decided after the initial adoption of the Rights Agreement.

BENEFICIAL OWNERSHIP

     The following table sets forth, as of October 31, 1999, certain information concerning beneficial ownership of the Company's Common Stock with respect to
(a) each shareholder known by the Company to be the beneficial owner of 5% or more of either class of Common Stock, (b) all the members of the Board of Directors, (c) each person who was a "Named Executive Officer" in the Company's 1999 Annual Proxy Statement who is presently still with the Company, and (d) all the directors and executive officers as a group. The number of shares of Common Stock or New Common Stock beneficially owned includes shares that such persons have the right to acquire immediately or will have the right to acquire within 60 days of October 31, 1999, including upon the exercise of Warrants and stock options. The "Percentage of Class" is calculated by dividing the number of shares of the respective class that are beneficially owned by the reporting person by the number of shares of the respective class that are outstanding plus the number of shares of the respective class that are beneficially owned by the reporting person that are not outstanding.

                                                                                                  GIVING EFFECT TO
                                    AMOUNT OF BENEFICIAL OWNERSHIP AS OF OCTOBER 31, 1999           THE AMENDMENT
                                   --------------------------------------------------------    -----------------------
                                                                                                            PERCENTAGE
                                   CLASS B       PERCENTAGE      CLASS A        PERCENTAGE        NEW         OF NEW
       NAME OF BENEFICIAL           COMMON           OF           COMMON            OF          COMMON        COMMON
              OWNER                 STOCK           CLASS         STOCK            CLASS         STOCK        STOCK
       ------------------          -------       ----------      -------        ----------      ------      ----------
DM Associates Limited Partnership
300 Executive Parkway West
Hudson, Ohio.....................  638,743(1)       44.1%                                        702,617       14.4%

New DM Management Associates I
300 Executive Parkway West
Hudson, Ohio.....................  638,743(1)       44.1%                                        702,617       14.4%

Wilen Management Company, Inc.
2360 West Joppa Road
Suite 226
Lutherville, Maryland............  143,075(2)        9.9%         242,323(2)        7.4%         399,706        8.2%

Frank Colaccino
360 Bloomfield Avenue
Suite 208
Windsor, Connecticut.............   78,682(3)        5.4%                                         86,550        1.8%

Triumph-Connecticut Limited
Partnership
28 State Street, 37th Floor
Boston, Massachusetts............                                 765,000(4)       18.9%         807,792       14.2%

The IDS Mutual Fund Group IDS
Tower
Minneapolis, Minnesota...........                                 372,999(5)       10.2%         393,864        7.5%

American International Group,
Inc.
70 Pine Street
New York, New York...............                                 360,001(6)        9.9%         380,138        7.2%

William L. Musser, Jr. and New
Frontier Capital, L.P.
919 Third Avenue
New York, New York...............                                 314,900(7)        9.6%         314,900        6.5%

Robert B. Stein, Jr. -- Class B
Director, Chairman, Chief
Executive Officer and President
300 Executive Parkway West
Hudson, Ohio.....................  660,618(8)(9)    44.9%         229,866(8)(9)     6.6%         956,546       18.8%

Gregory G. Landry -- Class B
Director and Executive Vice
President
300 Executive Parkway West
Hudson, Ohio.....................  651,243(8)(10)   44.6%         138,375(8)(10)     4.1%        854,742       17.0%

Frank W. Barrett -- Class B
Director.........................    2,500(11)         *           13,375(11)          *          16,125          *

J. Kermit Birchfield,
Jr. -- Class B Director..........    3,250(12)         *           12,375(12)          *          15,950          *

John W. Everets -- Class B
Director.........................   11,250(13)         *           10,875(13)          *          23,250          *

William A. Foley -- Class B
Director.........................                      *                               *                          *

                                                                                                  GIVING EFFECT TO
                                    AMOUNT OF BENEFICIAL OWNERSHIP AS OF OCTOBER 31, 1999           THE AMENDMENT
                                   --------------------------------------------------------    -----------------------
                                                                                                            PERCENTAGE
                                   CLASS B       PERCENTAGE      CLASS A        PERCENTAGE        NEW         OF NEW
       NAME OF BENEFICIAL           COMMON           OF           COMMON            OF          COMMON        COMMON
              OWNER                 STOCK           CLASS         STOCK            CLASS         STOCK        STOCK
       ------------------          -------       ----------      -------        ----------      ------      ----------
Thomas W. Janes -- Class A
Director.........................    1,250(14)(15)                772,375(14)(15)    19.1%       816,542       14.4%
Albert T. Adams -- Class A
Director.........................    1,250(16)         *            6,250(16)         *            7,625          *
Susan Adams -- Vice President
Finance and Treasurer............                                  10,000(17)         *           10,000          *
Alice Guiney -- Vice President
Human Resources..................                                  11,522(18)         *           11,522          *
All directors and executive
officers as a group (14
persons).........................  692,618(19)      46.5%       1,278,752(19)      28.4%       2,083,424       33.7%


---------------

Notes to Table

 (*) Owns less than 1% of the issued and outstanding class of Common Stock and the total voting power.

 (1) DM Associates is the owner of record of 638,743 shares of Class B Common Stock of the Company, representing approximately 44.1% of the issued and outstanding shares of Class B Common Stock, and 36.0% of the total voting power of both classes of the Common Stock. The general partner of DM Associates is DM I, which is a general partnership. The general partners of DM I are Mr. Stein and Mr. Landry, each of whom owns 50% of the partnership interest of DM I.

     As the sole general partner of DM Associates, DM I has the power to vote and dispose of the 638,743 shares of Class B Common Stock owned by DM Associates, subject to the required consent of HNB with respect to certain matters, including the matter being voted on in this proposal. The partnership agreement of DM I provides that a majority of the partnership interests of DM I is required to vote the shares of Class B Common Stock owned by DM Associates.

     As the managing general partner of DM I, Mr. Stein has sole dispositive power with respect to the 638,743 shares owned by DM Associates, subject to the limitation described above. As general partners of DM I, Mr. Stein and Mr. Landry share voting power with respect to the 638,743 shares of Class B Common Stock owned by DM Associates.

 (2) Two Schedules 13G were filed with the SEC by Wilen Management Company, Inc. ("Wilen") and James Wilen, in his capacity as President and sole owner of Wilen, to report Wilen's beneficial ownership, as an investment advisor to various clients, of shares of Class A Common Stock and Class B Common Stock. The total of 385,398 shares of Class A Common Stock and Class B Common Stock represents approximately 8.2% of the total number of issued and outstanding shares of both classes of the Company's Common Stock, and approximately 9.4% of the total voting power of both classes of the Company's Common Stock.

 (3) Frank Colaccino reported on a Schedule 13G filed with the SEC his beneficial ownership, as a private investor, of shares of Class B Common Stock. The 78,682 shares represent approximately 1.7% of the total number of issued and outstanding shares of both classes of the Company's Common Stock and approximately 4.4% of the total voting power of both classes of the Company's Common Stock.

 (4) Triumph-Connecticut Limited Partnership ("Triumph"), Triumph's general partner, Triumph-Connecticut Capital Advisors, Limited Partnership ("TCCALP"), and TCCALP's general partners, Triumph-Capital Group, Inc., Fredrick W. McCarthy, Fredrick S. Moseley, IV, E. Mark Noonan,

     Thomas W. Janes, John M. Chapman and Richard J. Williams, reported on a
     Schedule 13D filed with the SEC their shared beneficial ownership of currently exercisable Warrants to purchase an aggregate of 765,000 shares of Class A Common Stock. If the 765,000 shares underlying the Warrants were issued, they would represent approximately 13.9% of the total number of issued and outstanding shares of both classes of the Company's Common Stock, and approximately 4.1% of the total voting power of both classes of the Company's Common Stock. After giving effect to the Amendment, the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants would increase due to anti-dilution provisions contained in the Warrants.

 (5) The IDS Mutual Fund Group, through nominees, holds currently exercisable Warrants to purchase an aggregate of 372,999 shares of Class A Common Stock. If the 372,999 shares underlying the Warrants were issued, they would represent approximately 7.3% of the total number of issued and outstanding shares of both classes of the Company's Common Stock, and approximately 2.1% of the total voting power of both classes of the Company's Common Stock. After giving effect to the Amendment, the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants would increase due to anti-dilution provisions contained in the Warrants.

 (6) American International Group, Inc. and its affiliates hold currently exercisable Warrants to purchase an aggregate of 360,001 shares of Class A Common Stock. If the 360,001 shares underlying the Warrants were issued, they would represent approximately 7.1% of the total number of issued and outstanding shares of both classes of the Company's Common Stock, and approximately 2.0% of the total voting power of both classes of the Company's Common Stock. After giving effect to the Amendment, the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants would increase due to anti-dilution provisions contained in the Warrants.

 (7) New Frontier Capital, L.P., and William L. Musser, Jr., in his capacity as General Partner, reported on a Schedule 13D filed with the SEC its beneficial ownership, as an investment advisor to various clients, of 314,900 shares of Class A Common Stock. The 314,900 shares represent approximately 6.7% of the total number of issued and outstanding shares of both classes of the Company's Common Stock, and approximately 1.8% of the total voting power of both classes of the Company's Common Stock.

 (8) Messrs. Stein and Landry are the general partners of DM Management I (described in footnote 1 above). The shares of Class B Common Stock set forth in this table for Messrs. Stein and Landry include the shares beneficially owned by them in their capacity as general partners of DM Management I.

 (9) Includes 199,375 shares of Class A Common Stock and 21,875 shares of Class B Common Stock that may be acquired upon exercise of stock options granted to Mr. Stein.

(10) Includes 132,125 shares of Class A Common Stock and 12,500 shares of Class B Common Stock that may be acquired upon exercise of stock options granted to Mr. Landry.

(11) Includes 12,375 shares of Class A Common Stock and 1,250 shares of Class B Common Stock that may be acquired upon exercise of stock options granted to Mr. Barrett.

(12) Includes 6,375 shares of Class A Common Stock and 1,250 shares of Class B Common Stock that may be acquired upon exercise of stock options granted to Mr. Birchfield.

(13) Includes 9,875 shares of Class A Common Stock and 1,250 shares of Class B Common Stock that may be acquired upon exercise of stock options granted to Mr. Everets.

(14) The shares of Class A Common Stock set forth in this table for Mr. Janes include the shares set forth for Triumph in this table. Mr. Janes' pecuniary interest in the 765,000 shares is based upon his status as general partner of TCCALP, general partner of Triumph, the entity holding the shares, and is not discernible. Mr. Janes disclaims beneficial ownership of all shares other than those attributable to him as a general partner of TCCALP.

(15) Includes 6,375 shares of Class A Common Stock and 1,250 shares of Class B Common Stock that may be acquired upon exercise of stock options granted to Mr. Janes.

(16) Includes 1,250 shares of Class A Common Stock and 1,250 shares of Class B Common Stock that may be acquired upon exercise of stock options granted to Mr. Adams.

(17) Includes 10,000 shares of Class A Common Stock that may be acquired upon exercise of stock options granted to Ms. Adams.

(18) Includes 11,250 shares of Class A Common Stock that may be acquired upon exercise of stock options granted to Ms. Guiney.

(19) Includes 452,750 shares of Class A Common Stock, 40,625 shares of Class B Common Stock and currently exercisable Warrants to purchase 765,000 shares of Class A Common Stock that may be acquired upon exercise of options granted or Warrants issued to officers, directors and executive officers of the Company.

FEDERAL TAX CONSEQUENCES

     The following discussion is intended only as a brief summary of the federal income tax consequences of the Amendment, based on the Internal Revenue Code of 1986, as amended and currently in effect (the "Code"). This summary is not tax advice, is not exhaustive and does not describe state, local and foreign or certain other tax consequences of the proposed Amendment. You should consult your own tax advisor with respect to the tax consequences of the proposed Amendment, including tax reporting requirements and tax consequences under state, local or foreign law.

  Nonrecognition of Gain or Loss

     The Company believes that the reclassification of shares of Class A Common Stock and Class B Common Stock into shares of the New Common Stock pursuant to the Amendment will be treated as a tax-free recapitalization under Section 368(a)(1)(E) of the Code and, therefore, (a) will not result in the recognition of any gain or loss by the holders of Class A Common Stock or Class B Common Stock, (b) the basis of the New Common Stock will be the same as the shareholder's basis in the Class A Common Stock or the Class B Common Stock, as the case may be, surrendered therefor, and (c) the holding period of the New Common Stock received by a shareholder will include such shareholder's holding period for the Class A Common Stock or the Class B Common Stock, as the case may be, surrendered therefor, provided that each share of the Class A Common Stock or the Class B Common Stock, as the case may be, held on the date of the reclassification is a capital asset as defined in Section 1221 of the Code.

  Deemed Dividend Distribution to Shareholders

     Pursuant to Section 305(c) of the Code and the regulations promulgated thereunder, a recapitalization which has the effect of causing a change in the conversion ratio, a change in redemption price, a difference between redemption price and issue price, a redemption treated as a dividend or any other transaction having a similar effect with respect to a class of stock may, under limited circumstances, be deemed to be a taxable distribution of stock with respect to the holders of any class of stock whose proportionate interest in the assets or earnings and profits of the corporation is increased as a result of such recapitalization. If, pursuant to a plan to periodically increase a shareholder's proportionate interest in the assets or earnings and profits of the corporation, an exchange occurs whereby certain shareholders increase their proportionate interest in the assets or earnings and profits of the corporation, then the shareholders whose proportionate interest is increased would be deemed to have received a taxable distribution of stock to the extent the corporation has accumulated earnings or current income in the year the recapitalization became effective.

     By reclassifying the shares of Class B Common Stock into shares of New Common Stock at a greater rate per share than the shares of Class A Common Stock are being reclassified, even though the Class B Common Stock has the same liquidation preferences and rights to dividends as Class A Common Stock, the holders of the Class B Common Stock are receiving an increase in the proportionate interests in the assets or earnings and profits of the Company. The Company believes that the Amendment should not result in any deemed taxable distribution of stock to the current holders of Class B Common Stock because the reclassification under the Amendment should be treated as an isolated recapitalization and not as part of a plan to periodically increase the proportionate interest of holders of Class B Common Stock in the Company's assets or earnings and profits. However, if the recapitalization were deemed not to be an isolated recapitalization with respect to the Class B Common Stock, then the recapitalization may result in a taxable dividend to the holders of the Class B Common Stock.

EFFECTIVE TIME; EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

     The Amendment will become effective when it is filed with the Secretary of State of the State of Delaware. If approved, the Amendment will be filed as soon as practicable after the Special Meeting. At the effective time, shares of Class A Common Stock and Class B Common Stock will become shares of New Common Stock, without any action on your part.

     Promptly after the effective time, American Stock Transfer & Trust Company, the transfer agent, will mail each record holder of Class A Common Stock and Class B Common Stock instructions and transmittal materials for effecting the surrender of stock certificates for Class A Common Stock and Class B Common Stock in exchange for replacement certificates representing the number of whole shares of New Common Stock into which such shares of Class A Common Stock and Class B Common Stock have been reclassified.

     No fractional shares will be issued in connection with the Amendment. Rather, holders of shares of Class B Common Stock who would otherwise be entitled to receive a fraction of a share of New Common Stock (after aggregating all the shares that are evidenced by certificates registered in the same name of such holder) will receive (a) one additional share of New Common Stock in lieu thereof if such fraction of a share of New Common Stock is equal to .50 or greater or (b) no additional shares of New Common Stock or other consideration in lieu thereof, if such fraction of a share of New Common Stock is less than
 .50.

     YOU ARE ASKED NOT TO SEND ANY CERTIFICATES WITH THE ENCLOSED PROXY AND NOT TO SURRENDER ANY CERTIFICATE FOR EXCHANGE UNTIL YOU HAVE RECEIVED SUCH TRANSMITTAL MATERIALS FROM THE TRANSFER AGENT.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE HAVE UNANIMOUSLY APPROVED THE AMENDMENT AND BELIEVE IT IS IN THE BEST INTEREST OF THE SHAREHOLDERS TO ADOPT THE AMENDMENT. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT.

                             SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal in the Company's Proxy Statement for the fiscal year 2000 Annual Meeting of the Shareholders of the Company may do so in accordance with Securities and Exchange Commission Rule 14a-8 and is advised that the proposal must be received by the Company's Chief Financial Officer at the Company's principal office located at One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio 44236, no later than January 17, 2000. For those shareholder proposals which are not submitted in accordance with Rule 14a-8, the proxies designated by the Board of Directors may exercise their discretionary voting authority, without any discussion on the proposal in next year's Proxy Statement, with respect to any proposal which is received by the Company after March 30, 2000.

                                                                         ANNEX A

                                   ARTICLE IV

     A. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue is 31,000,000 shares, consisting of:

        1. 1,000,000 shares of Serial Preferred Stock, par value $.01 per share ("Serial Preferred Stock"); and

        2. 30,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

     B. Serial Preferred Stock. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of shares of Serial Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Serial Preferred Stock or any series thereof. For each series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

        1. The rate and manner of payment of dividends, if any;

        2. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

        3. The amount payable for shares in the event of liquidation, dissolution or other winding up of the Corporation;

        4. Sinking fund provisions, if any, for the redemption or purchase of shares;

        5. The terms and conditions, if any, on which shares may be converted or exchanged;

        6. Voting rights, if any; and

        7. Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Delaware.

     The Board of Directors shall have the authority to determine the number of shares that will comprise each series.

     Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Delaware as may be required by law.

     C. Common Stock. The powers, preferences, rights, qualifications, limitations and restrictions of the shares of Common Stock are as follows:

        1. Voting. Each outstanding share of Common Stock will entitle the holder thereof to one vote on each matter submitted to such holder to vote on.

        2. Conversion.

            (a) Upon the effectiveness of this Article IV, (ii) each issued share of Class A Common Stock, $.01 par value (the "Class A Common Stock") (including each treasury share), shall automatically be changed, reclassified, converted and thereafter constitute one share of Common Stock and (ii) each issued share of Class B Common Stock, $.01 par value (the "Class B Common Stock") (including each treasury share), shall, subject to paragraph 2(b), automatically be changed, reclassified, converted and thereafter constitute 1.1 shares of Common Stock, in each case without any action on the part of any holder thereof.

            (b) No fractional shares will be issued in connection with any change, reclassification, conversion or reconstitution of shares of Class B Common Stock. Rather, holders of Class B Common Stock who would otherwise be entitled to receive a fraction of a share of Common Stock (after aggregating all the shares that are evidenced by certificates registered in the name of such holder) will receive (i) one additional share of Common Stock in lieu thereof if such fraction of a share of Common Stock is equal to .50 or greater or (ii) no additional shares of Common Stock or other consideration in lieu thereof, if such fraction of a share of Common Stock is less than .50.

            (c) Upon the effectiveness of this Article IV, holders of record of any certificates that, immediately prior to the effectiveness of this
        Article IV, represented shares of Class A Common Stock or Class B Common Stock, but which now, by virtue of the effectiveness of this Article IV, represent shares of Common Stock, shall be entitled to receive, upon surrender of such certificates, new certificates that evidence the appropriate number of shares and designation of the Common Stock.

                                                                         ANNEX B

                                October 6, 1999

Special Committee of the Board of Directors of Dairy Mart Convenience Stores, Inc.
One Dairy Mart Way
300 Executive Parkway West
Hudson, OH 44236

Gentlemen:

     We hereby confirm our oral opinion presentation as to the fairness, from a financial point of view, of the Proposed Reclassification (as defined below) to the shareholders of Dairy Mart Convenience Stores, Inc. ("Dairy Mart" or the "Company") that we presented to the Special Committee of the Board of Directors of the Company (the "Special Committee") and the Board of Directors at their respective meetings on October 6, 1999. We understand that the Company is currently capitalized with Class A Common Stock, par value $0.01 per share ("Class A Common Stock") and Class B Common Stock, par value $0.01 per share ("Class B Common Stock"). We further understand that Dairy Mart is considering an amendment to the Company's Certificate of Incorporation which would provide that all of the shares of Class A Common Stock and all of the shares of Class B Common Stock would be converted into a new, single class of common stock (the "New Common Stock"). We further understand that each share of Class A Common Stock would be reclassified into one share of New Common Stock, and each share of Class B Common Stock would be reclassified into 1.1 shares of New Common Stock (the "Proposed Reclassification"). We understand that the Proposed Reclassification will be submitted to the shareholders of the Class A Common Stock and shareholders of the Class B Common Stock (collectively, the "Shareholders") for approval at a Special Meeting of the Shareholders.

     You have requested our written opinion as to the fairness, from a financial point of view, of the Proposed Reclassification to the Shareholders of Dairy Mart (our "Opinion").

     We, as part of our investment banking business, are regularly engaged in the valuation of businesses and their securities in connection with recapitalizations, mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee in connection with services provided in rendering our Opinion pursuant to an engagement letter with the Special Committee dated September 28, 1999. In connection with our engagement, we were not retained to identify, analyze or otherwise pursue any possible transactions other than the Proposed Reclassification, and we have not identified, analyzed or pursued any transactions other than the Proposed Reclassification, nor did we review any material financial information, reports or analyses or discuss the current operations or future outlook of Dairy Mart with management or the Board of Directors.

     In connection with delivering our Opinion, we have (i) reviewed the Company's Forms 10-K for the fiscal years ended 1998 and 1999, the Company's Form 10-Q for the period ended July 31, 1999, the Company's Schedule 14A filed in connection with its Annual Meeting held June 10, 1999 and the Company's Restated Certificate of Incorporation filed as an exhibit to the Company's 1998 Form 10-K; (ii) reviewed and analyzed the public market prices and trading activity of the Class A Common Stock and Class B Common Stock for the period from September 22, 1994 to September 16, 1999 (iii) reviewed and analyzed the public market prices and trading activity of the common stock of selected companies with two classes of publicly traded stock; (iv) reviewed and analyzed the terms of transactions in which two classes of common stock of public companies were converted into a single class of common stock; (v) reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were acquired; (vi) analyzed the potential accretion or dilution to the earnings per share due to a reclassification transaction;
(vii) reviewed and analyzed premiums paid in relevant transactions in which the purchaser acquired a controlling share of the target company; and (viii) conducted other financial analyses and investigations as we deemed necessary or appropriate in arriving at our Opinion.

     We have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our Opinion without independent verification, and have further relied upon the assurances of management of Dairy Mart that they are not aware of any facts that would make such information inaccurate or misleading. In arriving at our Opinion, we neither conducted a physical inspection of the properties and facilities of Dairy Mart nor obtained any evaluations or appraisals of the assets or liabilities of Dairy Mart. Our Opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Our Opinion rendered herein does not constitute a recommendation of the Proposed Reclassification over any other alternative transaction which may be available to Dairy Mart. The Opinion contained herein relates to the fairness from a financial point of view of the Proposed Reclassification to the Shareholders of Dairy Mart, and does not address any other aspect of the Proposed Reclassification or any related transaction and does not constitute a recommendation that any Shareholder of Dairy Mart vote to approve the Proposed Reclassification. We have not appraised or valued the Company or its securities, and we make no prediction as to how any of the Company's securities may trade in the future or as to the value of the New Common Stock. We have prepared this Opinion at the request and for the benefit of the Special Committee, and we consent to its inclusion in its entirety in filings Dairy Mart may be required to make with the Securities and Exchange Commission.

     Based on the foregoing and subject to the qualifications stated herein, we are of the Opinion that as of the date hereof the Proposed Reclassification is fair to the shareholders of the Class A Common Stock and the shareholders of the Class B Common Stock from a financial point of view.

                                         Very truly yours,

                                         ALLEN & COMPANY INCORPORATED

                                         By: /s/ JOHN SIMON
                                            ------------------------------------
                                             John Simon
                                             Managing Director

                                CLASS B PROXY

                     DAIRY MART CONVENIENCE STORES, INC.

                       SPECIAL MEETING OF SHAREHOLDERS
                               FEBRUARY 8, 2000

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Robert B. Stein, Jr. and Gregory G. Landry, and each or any of them, with full power of substitution, the proxies of the undersigned to vote all of the shares of Class B Common Stock of Dairy Mart Convenience Stores, Inc. ("Dairy Mart") which the undersigned is entitled to vote at the Special Meeting of Shareholders of Dairy Mart to be held at the Dairy Mart Convenience Stores, Inc., One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio on the 8th day of February, 2000 at 10:00 a.m. (eastern time), and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present upon:

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                        SPECIAL MEETING OF SHAREHOLDERS
                      DAIRY MART CONVENIENCE STORES, INC.

                                 CLASS B PROXY

                                FEBRUARY 8, 2000



                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

      Please mark your
A [X] votes as in this
      example.


                                                          FOR   ABSTAIN  AGAINST

               1. Proposal to adopt the Amendment to the [   ]   [   ]    [   ]
                  Restated Certificate of Incorporation:

               2. In their discretion such other matters as may properly come before the meeting.

                    UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES
               REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE PROPOSAL TO ADOPT THE AMENDMENT AND IN THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS.

SIGNATURE(S)_________________________________________  DATE: ___________________

NOTE: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                 CLASS A PROXY

                      DAIRY MART CONVENIENCE STORES, INC.

                        SPECIAL MEETING OF SHAREHOLDERS

                                FEBRUARY 8, 2000

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Robert B. Stein, Jr. and Gregory G. Landry, and each or any of them, with full power of substitution, the proxies of the undersigned to vote all of the shares of Class A Common Stock of Dairy Mart Convenience Stores, Inc. ("Dairy Mart") which the undersigned is entitled to vote at the Special Meeting of Shareholders of Dairy Mart to be held at the Dairy Mart Convenience Stores, Inc., One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio on the 8th day of February, 2000 at 10:00 a.m. (eastern time), and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present upon:

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                        SPECIAL MEETING OF SHAREHOLDERS
                      DAIRY MART CONVENIENCE STORES, INC.

                                CLASS A PROXY

                               FEBRUARY 8, 2000




                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

      Please mark your
A [X] votes as in this
      example.


                                                          FOR   ABSTAIN  AGAINST

               1. Proposal to adopt the Amendment to the [   ]   [   ]    [   ]
                  Restated Certificate of Incorporation:

               2. In their discretion such other matters as may properly come before the meeting.

                    UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES
               REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE PROPOSAL TO ADOPT THE AMENDMENT AND IN THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS.




SIGNATURE(S)_________________________________________  DATE: ___________________

NOTE: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.